UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2024

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Limited Liability Company Agreement

As previously disclosed, on October 24, 2022, Canopy Growth Corporation (the “Company” or “Canopy Growth”) completed a number of strategic transactions (the “Reorganization”) in connection with the creation of a U.S.-domiciled holding company, Canopy USA, LLC (“Canopy USA”). Following the implementation of the Reorganization, Canopy USA, as of October 24, 2022, held certain U.S. cannabis investments previously held by the Company, including, but not limited to: (a) the options (collectively, the “Wana Options”) to acquire 100% of the membership interests of Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”), a leading cannabis edibles brand in North America; and (b) the options (collectively, the “Jetty Options”) to acquire 100% of the shares of Lemurian, Inc. (“Jetty”), a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology.

In connection with the Reorganization, as previously disclosed, Canopy Growth and Canopy USA entered into a protection agreement to provide for certain covenants in order to preserve the value of the non-voting and non-participating shares in the capital of Canopy USA (the “Non-Voting Shares”) held by Canopy Growth until such time as the Non-Voting Shares are converted in accordance with their terms, but does not provide Canopy Growth with the ability to direct the business, operations or activities of Canopy USA.

On April 30, 2024, Canopy USA and its members, 11065520 Canada Inc. and the Huneeus 2017 Irrevocable Trust, entered into a Second Amended and Restated Limited Liability Company Agreement (the “Second A&R LLC Agreement”) which amended and restated the prior amended and restated limited liability company agreement of Canopy USA in order to provide that the Non-Voting Shares will only be convertible into Class B common shares of Canopy USA following the date that the Nasdaq Stock Market or The New York Stock Exchange permit the listing of companies that consolidate the financial statements of companies that cultivate, distribute or possess marijuana (as defined in 21 U.S.C 802) in the United States.

The foregoing description of the Second A&R LLC Agreement is not intended to be complete and is qualified in their entirety by reference to such agreement, a copy of which is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 10.1 and is incorporated herein by reference.

Exchange and Subscription Agreement; Convertible Debenture and Warrants

As previously disclosed, in connection with the Company’s acquisition of The Supreme Cannabis Company, Inc. (“Supreme Cannabis”) in June 2021, the Company agreed to guarantee certain outstanding unsecured convertible debentures of Supreme Cannabis (the “Supreme Convertible Debentures”) and unsecured non-convertible debentures of Supreme Cannabis (the “Supreme Accretion Debentures” and, together with the Supreme Convertible Debentures, the “Supreme Debentures”).

On May 2, 2024, the Company entered into an Exchange and Subscription Agreement (the “Exchange and Subscription Agreement”) with MMCAP International Inc. SPC (the “Investor”) pursuant to which, among other things, the Investor agreed to deliver to the Company approximately C$27.5 million aggregate principal amount of Supreme Debentures maturing in September 2025 held by the Investor and pay the Company approximately US$50 million in exchange for the Company issuing to the Investor (i) a new senior unsecured convertible debenture of the Company with an aggregate principal amount of C$96,358,375 maturing five years from the Closing Date (as defined below) (the “Convertible Debenture”) and (ii) 3,350,430 common share purchase warrants (the “Warrants”) of the Company (collectively, the “Transaction”). Each Warrant will entitle the holder to acquire one common share (each, a “Common Share”) of the Company at an exercise price equal to C$16.18 per Common Share for a period of five years from the Closing Date (as defined below). The Convertible Debenture will bear interest at a rate of 7.50% per annum, payable in semi-annual payments in cash or, at the option of the Company, in Common Shares for the first four semi-annual interest payments after the Closing Date, subject to satisfaction of certain conditions, including the prior approval of the Toronto Stock Exchange (the “TSX”). The Transaction is expected to close during the week of May 6, 2024 (such date of the closing, the “Closing Date”), subject to customary closing conditions in accordance with the terms of the Exchange and Subscription Agreement. The Convertible Debenture, the Common Shares underlying the Convertible Debenture (the “Debenture Shares”), the Warrants and the Common Shares underlying the Warrants (the “Warrant Shares”) are collectively referred to herein as the “Securities”.

The Exchange and Subscription Agreement includes standard representations, warranties and covenants of the Company and the Investor and grants the Investor, for a period of four months from the Closing Date (the “ROFR Term”), a right of first refusal to subscribe for, and to be issued, as the sole investor in any proposed non-brokered private placement that the Company wishes to complete during the ROFR Term (the “Proposed Private Placement”); provided, however, that the Investor shall subscribe for 100% of the Proposed Private Placement on the same terms and conditions contemplated in the Proposed Private Placement.

The Convertible Debenture will be convertible into Debenture Shares at the option of the Investor at a conversion price equal to C$14.38 per Debenture Share, being the Canadian dollar equivalent of the average Nasdaq Official Closing Price of the Common Shares for the five trading days immediately preceding the date of the Exchange and Subscription Agreement. The Convertible Debenture will be subject to a forced conversion feature upon notice from the Company in the event that the average closing trading price of the Common Shares on the TSX exceeds C$21.57 for a period of 10 consecutive trading days.

In connection with the Transaction, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investor on the Closing Date, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Debenture Shares and the Warrant Shares as soon as reasonably practicable following the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended March 31, 2024, but in no event later than 45 days after the Closing Date, with such registration statement to be declared effective by the SEC within 75 days of the Closing Date.

The foregoing descriptions of the Convertible Debenture, the Warrants, the Exchange and Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report as Exhibits 4.1, 4.2, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report under “Exchange and Subscription Agreement; Convertible Debenture and Warrants” relating to the Convertible Debenture is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report under “Exchange and Subscription Agreement; Convertible Debenture and Warrants” is incorporated by reference into this Item 3.02. The offer and sale of the Securities were made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On May 3, 2024, Canopy Growth issued a press release (the “Press Release”) to announce the Transaction. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01	Other Events.

On May 6, 2024, Canopy USA exercised (i) the Wana Options to acquire 100% of the membership interests of Wana and (ii) the Jetty Options to acquire 100% of the shares of Jetty.

In addition, on April 30, 2024, Acreage Holdings, Inc. (“Acreage”) disclosed that it received a notice of default letter on April 20, 2024 from the agents of its Prime rate credit facilities due January 2026, as amended, of the occurrence of certain events of default (the “Default Letter”). Acreage disclosed that the Default Letter contained allegations that there had been three events of default with respect to the credit agreement and the agents and lenders reserved all rights, and that they were in the process of reviewing the appropriate course of action to be taken with respect to the identified events of default. Acreage further disclosed that the Default Letter did not identify that there had been any exercise of rights or remedies available to the agents or lenders under Section 9.1 of the credit agreement and that Acreage was continuing to evaluate the facts surrounding the asserted events of default and the applicable provisions of the credit agreement.

In connection therewith, the agents provided notice to the Company pursuant to the Option Agreement, dated November 15, 2022 (the “Option Agreement”), among 11065520 Canada Inc. and the lenders party thereto of a breach of Acreage’s minimum cash balance covenant as of March 31, 2024. The Company is continuing to evaluate the notice and the applicable provisions of the Option Agreement.

As previously disclosed, on April 25, 2024, the Company, Canopy USA and Acreage agreed to extend the deadline to exercise the option to acquire the Class E subordinate voting shares of Acreage until May 9, 2024. The completion of the acquisition is subject to satisfaction or, if permitted, waiver of certain closing conditions. There can be no certainty, nor can the Company provide any assurance, that all conditions precedent will be satisfied or waived, which may result in the acquisition of Acreage not being completed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Form of Convertible Debenture Certificate

4.2	Form of Warrant Certificate

10.1	Second Amended and Restated Limited Liability Company Agreement of Canopy USA, LLC, dated April 30, 2024

10.2	Exchange and Subscription Agreement, dated as of May 2, 2024, by and between the Company and the Investor

10.3	Form of Registration Rights Agreement

99.1	Press release, dated May 3, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: May 6, 2024

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